CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A) (No. 33-70958) of Alpha Select Funds of our report dated November 10, 2000, included in the 2000 annual report to shareholders of the TIP Target Select Equity Fund.


                                                  /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 26, 2001